Exhibit 99.1

BIOWIN PHARMACEUTICAL CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2022 AND 2021

AND

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

BIOWIN PHARMACEUTICAL CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Changzhou Biowin Pharmaceutical Co., Ltd.

We have audited the accompanying balance sheets of Changzhou Biowin Pharmaceutical Co., Ltd. (the “Company”) as of June 30, 2022 and 2021, and the related statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for each of the two years in the period ended June 30, 2022. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2022 in conformity with accounting principles generally accepted in the United States of America.

s/ Ling Xin CPAs
Beijing, PRC

February 27, 2023

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CHANGZHOU BIOWIN PHARMACEUTICAL CO., LTD.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$526,608	$210,640
Accounts receivable, net	433,553	167,877
Inventories, net	562,000	599,055
Advances to suppliers, net	364,138	81,135
Other current assets, net	49,038	2,648
TOTAL CURRENT ASSETS	1,935,337	1,061,355

Property and equipment, net	227,545	261,407
Operating lease right-of-use assets	212,559	288,073
Deferred tax assets, net	205,913	318,753
TOTAL ASSETS	$2,581,354	$1,929,588

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$1,194,440	$851,676
Accounts payable	103,009	76,134
Advances from customers	516,087	376,421
Due to related parties	112,657	228,667
Other payables and accrued expenses	173,598	316,207
Operating lease liabilities - current	90,071	214,727
Taxes payable	16,453	3,324
TOTAL CURRENT LIABILITIES	2,206,315	2,067,156

Operating lease liabilities - non-current	142,395	241,100
TOTAL LIABILITIES	2,348,710	2,308,256

Commitments and contingencies	-	-

SHAREHOLDERS’ EQUITY (DEFICIT)
Registered capital	1,531,795	1,531,795
Additional paid-in capital	1,406,005	1,406,005
Accumulated deficit	(2,700,516)	(3,320,783)
Accumulated other comprehensive gain (loss)	(4,640)	4,315
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	232,644	(378,668)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$2,581,354	$1,929,588

The accompanying notes are an integral part of these consolidated financial statements.

2

CHANGZHOU BIOWIN PHARMACEUTICAL CO., LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2022	2021

REVENUE	$4,169,488	$1,623,413

COST OF REVENUE
Cost of product and services	940,330	289,991
Business and sales related tax	7,138	8,379
Total cost of revenue	947,468	298,370

GROSS INCOME	3,222,020	1,325,043

OPERATING EXPENSES
General and administrative expenses	665,417	684,512
Selling expenses	723,707	532,393
Research and development expenses	1,154,045	443,789
Total operating expenses	2,543,169	1,660,694

INCOME (LOSS) FROM OPERATIONS	678,851	(335,651)

OTHER INCOME (EXPENSE)
Other income, net	100,112	24,125
Interest expenses, net	(53,450)	(31,900)
Total other income (expenses)	46,662	(7,775)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	725,513	(343,426)

PROVISION (BENEFIT) FOR INCOME TAXES	105,246	(43,023)

NET INCOME (LOSS)	620,267	(300,403)

Foreign currency translation loss	(8,955)	(13,782)

TOTAL COMPREHENSIVE INCOME (LOSS)	$611,312	$(314,185)

The accompanying notes are an integral part of these consolidated financial statements

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CHANGZHOU BIOWIN PHARMACEUTICAL CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

				ACCUMULATED	TOTAL
	REGISTERED	ADDITIONAL PAID-IN	ACCUMULATED	OTHER COMPREHENSIVE	SHAREHOLDERS’ EQUITY
	CAPITAL	CAPITAL	DEFICIT	GAIN (LOSS)	(DEFICIT)
Balance at June 30, 2020	$1,531,795	$1,406,005	$(3,020,380)	$18,097	$(64,483)

Net loss for the year	-	-	(300,403)		(300,403)
Foreign currency translation loss	-	-		(13,782)	(13,782)
Balance at June 30, 2021	$1,531,795	$1,406,005	$(3,320,783)	$4,315	$(378,668)

Net income for the year	-	-	620,267		620,267
Foreign currency translation loss	-	-		(8,955)	(8,955)
Balance at June 30, 2022	$1,531,795	$1,406,005	$(2,700,516)	$(4,640)	$232,644

The accompanying notes are an integral part of these consolidated financial statements.

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CHANGZHOU BIOWIN PHARMACEUTICAL CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$620,267	$(300,403)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	79,371	121,077
Provision for (reversal of) doubtful accounts	(34,044)	47,392
Amortization of right of use assets	67,654	62,098
Deferred tax provision (benefit)	105,246	(43,023)

Changes in operating assets and liabilities:
Accounts receivable	(343,329)	(20,353)
Advances to suppliers	(322,112)	18,211
Inventories	16,190	(28,595)
Other current assets	69,521	36,768
Accounts payable	30,716	(39,445)
Advances from customers	158,913	(17,517)
Other payables and accrued expenses	(136,230)	(95,239)
Operating lease liabilities	(214,836)	(28,880)
Taxes payable	13,747	(1,582)
Net cash provided by (used in) operating activities	111,074	(289,491)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(50,818)	(29,022)
Net cash used in investing activities	(50,818)	(29,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	1,704,216	830,463
Repayment of short-term bank loans	(1,316,894)	(452,980)
Proceeds from (repayments of) advances from related parties	(111,883)	12,633
Net cash provided by financing activities	275,439	390,116

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	(19,727)	13,705

NET INCREASE IN CASH AND CASH EQUIVALENTS	315,968	85,308

CASH AND CASH EQUIVALENTS - Beginning of the year	210,640	125,332

CASH AND CASH EQUIVALENTS - End of the year	$526,608	$210,640
	-	-
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$48,226	$31,797

The accompanying notes are an integral part of these consolidated financial statements.

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NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Changzhou Biowin Pharmaceutical Co., Ltd. (“Biowin” or the “Company”) was incorporated on November 22, 2011 in accordance with PRC laws and is a high-tech enterprise specializing in development, production and distribution of innovative rapid diagnostic products and related medical devices for the most common diseases.

On April 26, 2018, the Company acquired Changzhou Biowin Pharmaceutical Development Co., Ltd (“Biowin Development”), which was incorporated on September 17, 2014 in accordance with PRC laws with registered capital of RMB1.0 million (US$162,595), and Biowin Development became a wholly-owned subsidiary of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company reflect the principal activities of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Risks and Uncertainties

The operations of the Company are located in the PRC and are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory, and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these factors and believes that it is in compliance with existing laws and regulations, there is no guarantee that the Company will continue to do so in the future.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting periods. Significant estimates required to be made by management include, but are not limited to, useful lives of property and equipment, the recoverability of long-lived assets, and the valuation of accounts receivable, advances to suppliers, deferred taxes, and inventory reserves. Actual results could differ from those estimates.

Revenue Recognition

The Company previously recognized revenue from sales of products to external customers. The Company recognized revenue when all of the following have occurred: (i) there was persuasive evidence of an arrangement with a customer; (ii) delivery had occurred or services had been rendered; (iii) the sales price was fixed or determinable; and (iv) our collection of such fees was reasonably assured. These criteria, as related to our revenue, were considered to have been met as follows:

Sales of products: The Company recognized revenue from the sale of products when the goods were delivered and title to the goods passed to the customer, provided that there were no uncertainties regarding customer acceptance; persuasive evidence of an arrangement existed; the sales price was fixed or determinable; and collectability was deemed probable.

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With the adoption of ASC 606, “Revenue from Contracts with Customers,” revenue is recognized when all of the following five steps are met: (i) identify the contract(s) with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; (v) recognize revenue when (or as) each performance obligation is satisfied. The Company adopted the new revenue standard beginning July 1, 2018, and adopted a modified retrospective approach upon adoption. The Company has assessed the impact of the guidance by reviewing its existing customer contracts to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control, and principal versus agent considerations. In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, the revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

Disaggregation of Revenue

The Company disaggregates its revenue by geographic areas, as the Company believes it best depicts how the nature, amount, timing, and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenue for the years ended June 30, 2022 and 2021 are as follows:

Geographic Information

The summary of the Company’s total revenue by geographic area for the years ended June 30, 2022 and 2021 was as follows:

	For the Years Ended June 30,
	2022	2021
China domestic market	$1,777,338	$1,178,336
Overseas market	2,392,150	445,077
Total revenue	$4,169,488	$1,623,413

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposit, and other highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased. The Company maintains cash with various financial institutions mainly in the PRC. As of June 30, 2022 and 2021, the Company had no cash equivalents.

Under PRC law, it is generally required that a commercial bank in the PRC that holds third-party cash deposits protect the depositors’ rights over and interests in their deposited money. PRC banks are subject to a series of risk control regulatory standards, and PRC bank regulatory authorities are empowered to take over the operation and management of any PRC bank that faces a material credit crisis. The Company monitors the banks utilized and has not experienced any problems.

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Accounts Receivable, Net

Accounts receivable are recorded at net realizable value, consisting of the carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customers’ historical payment history, their current credit-worthiness, and current economic trends. The fair value of long-term receivables is determined using a present value technique by discounting the future expected contractual cash flows using current rates at which similar instruments would be issued at the measurement date. As of June 30, 2022 and 2021, the allowance for doubtful accounts was US$115,788 and US$58,712, respectively. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventories, Net

Inventories, which are stated at the lower of cost or net realizable value, consist of raw materials and finished goods related to the Company’s products. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Cost is determined using the first in first out (“FIFO”) method. The Company periodically evaluates its inventory and records an inventory reserve for certain inventories that may not be saleable or whose cost exceeds net realizable value. As of June 30, 2022 and 2021, the inventory reserve was US$54,493 and US$56,517, respectively.

Advances to Suppliers, Net

Advances to suppliers consist of payments to suppliers for materials that have not been received. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2022 and 2021, the Company had an allowance for uncollectible advances to suppliers of US$60,654 and US$37,485, respectively.

Leases

The Company follows FASB ASC No. 842, Leases (“Topic 842”). The Company leases one office space, which is classified as operating lease in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases, usually with initial term of 12 months or less) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually. There was no impairment for operating lease right-of-use lease assets as of June 30, 2022 and 2021.

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Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals, and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value, if any, over an asset’s estimated useful life. The estimated useful lives of the Company’s property and equipment are as follows:

Estimated useful lives

Machinery equipment	3-10 years
Office equipment	3-5 years

Long-lived Assets

Finite-lived assets and intangibles are reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property and equipment and ROU assets. For the years ended June 30, 2022 and 2021, the Company did not recognize any impairment of its long-lived assets.

Fair Value of Financial Instruments

The Company follows the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

Research and Development Expenses

Research and development costs relating to the development of new processes, including significant improvements and refinements to existing processes, are expensed when incurred in accordance with the FASB ASC 730, “Research and Development.” The research and development costs primarily comprise employee costs, consultant fees, materials and testing costs, and depreciation to property and equipment used in the research and development activities and other miscellaneous expenses. For the years ended June 30, 2022 and 2021, total research and development expense were approximately US$1,154,045 and US$443,789, respectively.

9

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This ASC also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. No penalties or interest relating to income taxes were incurred during the years ended June 30, 2022 and 2021. The Company did not have any uncertain tax positions at June 30, 2022 and 2021.

The Company is subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the years ended June 30, 2022 and 2021. As of June 30, 2022, the tax years ended December 31, 2017 through December 31, 2021 for the Company remain open for statutory examination by PRC tax authorities.

Value-Added Tax

Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). The VAT is based on gross sales price and VAT rates range from 3% to 13% in the years ended June 30, 2022 and 2021, depending on the type of products sold. For overseas sales, VAT is exempted on the exported goods. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing finished products or acquiring finished products. The Company records a VAT payable or VAT receivable in the accompanying consolidated financial statements.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars,” “USD,” or “US$”) for financial reporting purposes. The Company and its subsidiary maintain their books and records in their functional currency of Renminbi (“RMB”), the currency of the PRC.

In general, for consolidation purposes, the Company translates the assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of income and cash flows are translated at average exchange rates during the reporting periods. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements of the Company are recorded as accumulated other comprehensive gain (loss).

The balance sheet amounts, with the exception of equity, at June 30, 2022 and 2021 were translated at 1 RMB to 0.1493 USD and at 1 RMB to 0.1549 USD, respectively. The average translation rates applied to the income and cash flow statement amounts for the years ended June 30, 2022 and 2021 were 1 RMB to 0.1549 USD and 1 RMB to 0.1510 USD, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive loss. The foreign currency translation loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive loss in the consolidated statements of income (loss) and comprehensive income (loss).

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Segment Reporting

The Company uses the management approach in determining reportable operating segments. The management approach considers the internal reporting used by the Company’s chief operating decision maker for making operating decisions about the allocation of resources of the segment and the assessment of its performance in determining the Company’s reportable operating segments. Management has determined that the Company has one operating segment.

New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this guidance effective July 1, 2023 and the adoption of this ASU is not expected to have a material impact on its financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes. The FASB is issuing this Update as part of its initiative to reduce complexity in accounting standards (the “Simplification Initiative”). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. The specific areas of potential simplification in this ASU were submitted by stakeholders as part of the Simplification Initiative. For public business entities, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted this ASU on July 1, 2021 and the adoption of this ASU did not have a material impact on its financial statements.

The Company believes that other recent accounting pronouncement updates will not have a material effect on the Company’s consolidated financial statements.

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NOTE 3 – ACCOUNTS RECEIVABLE, NET

The accounts receivable, net consisted of the following:

	June 30, 2022	June 30, 2021

Accounts receivable	$549,341	$226,589
Less: allowance for doubtful accounts	(115,788)	(58,712)
Accounts receivable, net	$433,553	$167,877

Movement of allowance for doubtful accounts is as follows:

	June 30, 2022	June 30, 2021

Beginning balance	$58,712	$97,942
Charge to (reversal of) expense	61,408	(47,302)
Foreign currency translation adjustments	(4,332)	$8,072
Ending balance	$115,788	$58,712

NOTE 4 – INVENTORIES, NET

The inventories, net consisted of the following:

	June 30, 2022	June 30, 2021

Raw materials	$335,853	$393,974
Finished goods	280,640	261,598
Less: inventory reserve	(54,493)	(56,517)
Total inventories, net	$562,000	$599,055

Inventories include raw materials and finished goods. Provision for inventory reserve was both US$ Nil for the years ended June 30, 2022 and 2021.

NOTE 5 – ADVANCES TO SUPPLIERS, NET

The advances to suppliers, net consisted of the following:

	June 30, 2022	June 30, 2021

Advances to suppliers	$424,792	$118,620
Less: allowance for doubtful accounts	(60,654)	(37,485)
Advance to suppliers, net	$364,138	$81,135

Advances to suppliers consist of mainly payments to suppliers for raw materials or products that have not been received.

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Movement of allowance for doubtful accounts is as follows:

	June 30, 2022	June 30, 2021

Beginning balance	$37,485	$25,149
Charge to expense	25,434	9,705
Foreign currency translation adjustments	(2,265)	2,631
Ending balance	$60,654	$37,485

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	June 30, 2022	June 30, 2021

Machinery and equipment	$1,164,343	$1,153,667
Office equipment	18,401	19,084
Subtotal	1,182,744	1,172,751
Less: accumulated depreciation	(955,199)	(911,344)
Total property and equipment, net	$227,545	$261,407

Depreciation expense was US$79,371 and US$121,077 for the years ended June 30, 2022 and 2021, respectively.

NOTE 7 - LEASES

The Company leases one office space under non-cancelable operating leases with terms of 7.5 years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of ROU assets and lease liabilities. Lease expenses for lease payment are recognized on a straight-line basis over the lease term. Leases with initial terms of 12 months or less are not recorded on the balance sheet.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The table below presents the operating lease related assets and liabilities recorded on the balance sheets.

	June 30, 2022	June 30, 2021

ROU lease assets	$212,559	$288,073

Operating lease liabilities – current	90,071	214,727
Operating lease liabilities – non-current	142,395	241,100
Total operating lease liabilities	$232,466	$455,827

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The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of June 30, 2022 and 2021:

	June 30, 2022	June 30, 2021

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	2.92	3.92
Weighted average discount rate	4.61%	4.61%

Rent expenses totaled US$84,577 and US$78,517 for the years ended June 30, 2022 and 2021, respectively.

The following is a schedule, by years, of maturities of lease liabilities as of June 30, 2022:

Twelve months ending June 30,	Lease Payment
2023	$98,541
2024	98,541
2025	49,271
Total lease payments	246,353
Less: imputed interest	(13,887)
Present value of lease liabilities	$232,466

NOTE 8 - RELATED PARTY TRANSACTIONS

(a)	Nature of Relationships with Related Parties

Name	Relationship with the Company
Mr. Fengming Liu	Chief Executive Officer (“CEO”), the legal representative of the Company
Mrs. Lixia Yan	One of the directors of the Company
Mr. Yifan He	One of the directors of the Company
Beijing Kanghuayuan Technology Development Co., Ltd. (“Beijing Kanghuayuan”)	One of the shareholders of the Company
Changzhou Kanghuayuan Biotechnology Co., Ltd. (“Changzhou Kanghuayuan”)	An entity controlled by one of the shareholders of the Company
Guangzhou Kangfan Medical Equipment Co., Ltd. (“Guangzhou Kangfan”)	An entity controlled by one of the directors of the Company

(b)	Due to Related Parties

	June 30, 2022	June 30, 2021

Mr. Fengming Liu	$78,713	$180,938
Mrs. Lixia Yan	23,199	23,228
Mr. Yifan He	3,280	11,276
Guangzhou Kangfan	7,465	7,743
Changzhou Kanghuayuan	-	5,482
Total due to related parties	$112,657	$228,667

As of June 30, 2022 and 2021, the balance due to related parties mainly consisted of advances from the Company’s related parties for working capital purposes during the Company’s normal course of business. These advances are unsecured, non-interest bearing, and due on demand.

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(c)	Loan guarantee provided by related parties

The Company’s related parties provide guarantee for the Company’s short-term bank loans (see Note 9).

NOTE 9 - SHORT-TERM BANK LOANS

Short-term bank loans consisted of the following:

Lender	June 30, 2022	Maturity Date	Int. Rate/Year
Bank of Suzhou -a	$298,610	2023/3/14	4.35%
Jiangnan Rural Bank of Jiangsu-b	447,915	2023/3/30	5.20%
Bank of Jiangsu-c	447,915	2023/6/15	4.20%
Total short-term bank loans	$1,194,440

Lender	June 30, 2021	Maturity Date		Int. Rate/Year
Bank of Suzhou-a	$309,701	2022/3/15	*	4.35%
Bank of Jiangsu-a	154,850	2022/4/5	*	4.36
Jiangnan Rural Commercial Bank-b	154,850	2022/3/11	*	6.35
Jiangnan Rural Commercial Bank-b	154,850	2022/4/15	*	5.20%
Jiangnan Rural Commercial Bank-b	77,425	2022/5/1	*	4.80%
Total short-term bank loans	$851,676

*	These loans have been fully repaid.

The loans outstanding were guaranteed by the following properties, entities or individuals:

a.	Guaranteed by Mr. Fengming Liu, the CEO of the Company.

b.	Pledged by the patent rights of the Company.

c.	Guaranteed by Mr. Fengming Liu, the CEO of the Company, Beijing Kanghuayuan, one of the shareholders of the Company, and Biowin Development, the wholly-owned subsidiary of the Company.

The Company recorded interest expenses of US$48,226 and US$31,797 for the years ended June 30, 2022 and 2021, respectively. The annual weighted average interest rates were 4.77% and 4.59% for the years ended June 30, 2022 and 2021, respectively.

NOTE 10 – TAXES

(a) Corporate Income Taxes

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The Company is incorporated in the PRC and is subject to corporate income tax at a reduced rate of 15% starting from December 2019, when it was approved by local government as a High and New Technology Enterprises (“HNTEs”), to December 2022. In December 2022, the Company successfully renewed its HNTE certification with local government and will continue to enjoy the reduced income tax rate of 15% for another three years through December 2025.

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i) The components of the income tax expense (benefit) were as follows:

	For the years ended June 30,
	2022	2021
Current income tax provision	$-	$-
Deferred income tax provision (benefit)	105,246	(43,023)
Total income tax expense (benefit)	$105,246	$(43,023)

ii) The components of the deferred tax assets were as follows:

	June 30, 2022	June 30, 2021
Deferred tax assets:
Allowance for doubtful accounts	$33,543	$38,532
Inventory reserve	13,623	14,129
Net operating loss carry-forwards	592,468	666,109
Subtotal	639,634	718,770
Valuation allowance	(433,721)	(400,017)
Total deferred tax assets, net	$205,913	$318,753

Movement of the valuation allowance:

	June 30, 2022	June 30, 2021

Beginning balance	$400,017	$322,870
Current year addition	49,838	47,240
Exchange difference	(16,134)	29,907
Ending balance	$433,721	$400,017

(b) Value-Added Tax

The Company is subject to a VAT for selling merchandise. The applicable VAT rate range from 3% to 13% in the years ended June 30, 2022 and 2021, depending on the type of products sold. For overseas sales, VAT is exempted on the exported goods. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under commercial practice in the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and the penalty will be expensed in the period if and when a determination is made by the tax authorities. There were no assessed penalties during the years ended June 30, 2022 and 2021, respectively.

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(c) Taxes Payable

Taxes payable consisted of the following:

	June 30, 2022	June 30, 2021

Value added tax payable	$14,534	$2,807
Business tax and other taxes payable	1,919	517
Total tax payable	$16,453	$3,324

NOTE 11 — SHAREHOLDER’S EQUITY

Capital Contribution

The Company was incorporated on November 22, 2011 with an initial registered capital of RMB 3.0 million (US$473,789), the registered capital was subsequently increased to RMB 3.75 million (US$592,448) and RMB 9.8 million (US$1,531,795) on April 25, 2012 and August 23, 2017, respectively.

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”).

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors. As of June 30, 2022 and 2021, the balance of the required statutory reserves was both US$ Nil.

NOTE 12 - CONCENTRATIONS AND RISKS

The Company maintains principally all bank accounts in the PRC. The cash balance held in the PRC bank accounts was US$523,203 and US$207,790 as of June 30, 2022 and 2021, respectively.

During the years ended June 30, 2022 and 2021, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from its subsidiary located in the PRC.

For the year ended June 30, 2022, two customers accounted for approximately 25% of the Company’s total sales. At June 30, 2022, two customers accounted for approximately 66% of the Company’s accounts receivable.

For the year ended June 30, 2021, one customer accounted for approximately 17% of the Company’s total sales. At June 30, 2021, two customers accounted for approximately 30% of the Company’s accounts receivable.

For the year ended June 30, 2022, four vendors accounted for approximately 47% of the Company’s total purchases.

For the year ended June 30, 2021, three vendors accounted for approximately 49% of the Company’s total purchases.

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NOTE 13 - COMMITMENTS AND CONTINGENCIES

Legal Contingencies

On June 2, 2022, Changzhou Longcheng Yingcai Venture Capital Co., Ltd. (the “Plaintiff”) commenced a lawsuit against the Company in the Changzhou Intermediate People’s Court of Jiangsu Province of China. Plaintiff alleged that the Company entered into an agreement with the Plaintiff, pursuant to which the Company should seek to be listed successfully within 60 months after receiving the Plaintiff’s RMB 3.0 million (US$ 0.4 million) funding (the “Fund”), including the Company’s registered capital contribution of RMB 225,000 (US$33.6 thousand) and additional paid-in capital contribution of RMB 2,775,000 (US$0.4 million), respectively, otherwise the Company should fulfill the equity repurchase obligation to repurchase the Plaintiff’s equity interests in the Company. The Company did not manage to list within 60 days after receiving the Fund and did not fulfill the equity repurchase obligation. Therefore, the Plaintiff alleged that the Company breached the agreement and seek the refund of RMB 3.0 million (US$ 0.4 million) and additional money damages against the Company. In September 2022, the Company entered into a Settlement Agreement and Release with the Plaintiff, pursuant to which the Company should pay the Plaintiff a total sum of RMB 6.2 million (US$ 0.9 million) settlement payment including the Fund and interests, among which, RMB 1.0 million (US$ 0.1 million) should be paid before September 22, 2023, RMB 2.6 million (US$0.4 million) should be paid before September 22, 2024 and RMB 2.6 million (US$0.4 million) should be paid before September 22, 2025. In addition, the Company should pay the fund occupancy fee based on the value of the Fund from September 23, 2022 to the date of payment of the Fund. Upon acceptance of the settlement payment from the Company, the Plaintiff waived, released, and forever discharged the Company from all past and future claims. As the date of this report, no payment has been made to Plaintiff by the Company.

NOTE 14 - SUBSEQUENT EVENTS

On July 25, 2022, the Company entered into a loan agreement with Bank of China to borrow US$447,915 (RMB3,000,000) as working capital for one year, with maturity date of July 24, 2023. The loan bears a fixed interest rate of 3.70% per annum. The loan is guaranteed by Mr. Fengming Liu, the legal representative of the Company, and his wife, Mrs. Jie Liang.

On October 21, 2022, Beijing Kanghuayuan Medicine Information Consulting Co., Ltd. (“Beijing Kanghuayuan”), the controlling shareholder of the Company, and Biowin entered into a stock purchase agreement with Shineco Life Science Research Co., Ltd. (“Life Science” or “Buyer”), a company established under the laws of China and indirect wholly owned subsidiary of Shineco, Inc., pursuant to which the Buyer would acquire 51% of the issued equity interests of Biowin from Beijing Kanghuayuan. On December 30, 2022, the Buyer closed the acquisition of 51% of the issued equity interests of Biowin. As the consideration for the acquisition, Beijing Kanghuayuan received US$9.0 million in cash from the Buyer. According to the Supplementary Agreement, dated as of December 30, 2022, by and among Biowin, Beijing Kanghuayuan and the Buyer, Beijing Kanghuayuan transferred its controlling rights of production and operation of Biowin to the Buyer from January 1, 2023.

These consolidated financial statements were approved by management and available for issuance on February 27, 2023, and the Company has evaluated subsequent events through this date. No subsequent events required adjustments to or disclosure in these consolidated financial statements.

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